Exhibit 10.38

Execution Copy

GUARANTY AGREEMENT

by and among

AIR TRANSPORT SERVICES GROUP, INC.

and

AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.
and

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

and

CLINTON COUNTY PORT AUTHORITY

and

THE DIRECTOR OF DEVELOPMENT SERVICES AGENCY
OF THE STATE OF OHIO

and

THE HUNTINGTON NATIONAL BANK,
as Trustee

Dated as of
December 1, 2012

837340v12

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty Agreement”), dated as of December 1, 2012, is made by and among AIR TRANSPORT SERVICES GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (“ATSG”), AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (“AMES”), AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY, a limited liability company organized and existing under the laws of the State of Nevada (“ATI;” each of ATSG, AMES and ATI are sometimes referred to herein as a “Guarantor,” and ATSG, AMES and ATI are referred to collectively herein as the “Guarantors”), the CLINTON COUNTY PORT AUTHORITY, a body corporate and politic and a port authority duly organized and validly existing under the laws of the State of Ohio (the “Authority”), the DIRECTOR OF DEVELOPMENT SERVICES AGENCY OF THE STATE OF OHIO, acting on behalf of the State of Ohio (the “Director”), and THE HUNTINGTON NATIONAL BANK, a bank duly organized and validly existing under the laws of the United States of America and qualified to exercise corporate trust powers under the laws of the State of Ohio, as trustee under the Trust Agreement hereinafter defined (the “Trustee”), with each capitalized word or term used as a defined term in this Guaranty Agreement but not otherwise defined herein having the meaning assigned to it in the definitions set forth in the Lease Agreement (Jump Hangar Facility), dated as of the same date as this Guaranty Agreement, between the Authority, as lessor, and ATI, as lessee, a copy of which is on file in the designated Columbus, Ohio offices of the Trustee and a memorandum of which has been recorded in the Clinton County, Ohio Official Records on or about the Closing Date (the “Lease”).

WITNESSETH:

WHEREAS, pursuant to and in accordance with the provisions of the Constitution of the State, the Act, the Port Act and the Loan Agreement, the Authority has determined, at the request of Guarantors, to issue the State Assistance Note, the State Loan Note and the LDI Loan Note, and to use the proceeds thereof to finance costs of acquiring, constructing, equipping and otherwise improving the Project;

WHEREAS, upon the terms and conditions set forth in the Lease and the Loan Agreement, the Authority has determined to provide, or to arrange for the provision of, financing for the Project and certain other services related to the acquisition, construction, improvement, operation, maintenance and use of the Project, including without limitation, arrangements for ATI, or its sublessee, AMES, to act as the Authority’s agent for the acquisition, construction and otherwise improving the Project under the Lease and the lease of the Project to ATI under the Lease, and ATI has, in consideration thereof, agreed to lease the Project from the Authority pursuant to the Lease and to act, or to cause AMES to act, as Construction Agent thereunder;

WHEREAS, ATSG is, indirectly, the parent company of ATI and AMES and will therefore benefit from the provision of financing for the Project;

WHEREAS, in connection with the financing of the Project, (i) the Trustee has been requested, among other things, to enter into the Supplement, to authenticate and deliver the Bonds and act as a fiduciary in accordance with the Trust Agreement and the Supplement, to maintain, invest and use certain Funds, and Accounts created under the Supplement; and (ii) the Director has been requested, among other things (A) to provide for the issuance of the Bonds and to loan the proceeds thereof to the Authority under the Loan Agreement, repayment of which is evidenced by the State Assistance Note to be held by the Director, and to accept the Mortgage as security for the repayment of the State Assistance, (B) to make the State Loan to the Authority under the Loan Agreement, repayment of which is evidenced by the State Loan Note to be held by the Director, as registered owner, and to accept the Mortgage as security for the payment of the State Loan and (C) to make the LDI Loan to the Authority under the Loan Agreement, repayment of which is evidenced by the LDI Loan Note to be held by the Director, as registered owner, and to accept the Mortgage as security for the repayment of the LDI Loan; and

WHEREAS, the Guarantors intend this Guaranty Agreement to be an inducement for (i) the Authority to issue the Notes and make the proceeds thereof available pursuant to the Lease and the Loan Agreement to finance Allowable Costs, and to acquire, construct and otherwise improve the Project and lease the Project to ATI, (ii) the purchasers of the Bonds to purchase and hold the Bonds, (iii) the Director to make the State Loan and the LDI Loan and provide the State Assistance pursuant to the Loan Agreement for such purposes, and (iv) the Authority to enter into the Lease with ATI and appoint ATI as the Construction Agent, all of which will inure to the benefit of the Guarantors, and the Authority, the Director and the Trustee would be unwilling to do so in the absence of this Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Guaranty Agreement, the Guarantors, jointly and severally, hereby agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTORS

Section 1.1.    Representation and Warranties. The Guarantors do hereby, jointly and severally, represent and warrant that:

(a)    ATSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has full power and authority to operate its properties and conduct the business now being conducted by it;

(b)    AMES is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has full power and authority to operate its properties and conduct the business now being conducted by it;

(c)    ATI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and it has full power and authority to operate its properties and conduct the business now being conducted by it;

(d)    each Guarantor has the power to enter into this Guaranty Agreement;
(e)    each Guarantor has duly authorized the execution and delivery of this Guaranty Agreement by proper action;
(f)    the execution, delivery and performance by each Guarantor of this Guaranty Agreement do not contravene or constitute a default under the respective organizational documents of any Guarantor or any agreement, judgment, injunction, order, decree or other instrument binding upon any Guarantor or its property or any provision of applicable law, including without limitation, any rule or regulation;

(g)    there is no action, temporary restraining order, injunction, suit or proceeding, or to the knowledge of any Guarantor, any inquiry or investigation, at law or in equity or before or by any court, public board, regulatory agency or body, pending or, to the knowledge of any Guarantor, threatened against or affecting or involving the properties or businesses or any securities of any Guarantor or, to the knowledge of any Guarantor, any basis for any such action, temporary restraining order, injunction, suit, proceeding, investigation or inquiry that would prohibit the execution, delivery, validity or enforceability of this Guaranty Agreement or impair in any material respect any Guarantor’s ability to perform its obligations under this Guaranty Agreement;

(h)    no litigation or administrative action or proceeding is pending or, to the knowledge of any Guarantor, threatened (i) to restrain or enjoin or seeking to restrain or enjoin any payment contemplated to be made or any obligation to be performed, by any Guarantor hereunder, (ii) in any way contesting or affecting the validity of this Guaranty Agreement, (iii) in any way contesting the corporate existence or powers of any Guarantor, or (iv)  that is reasonably likely to, individually or in the aggregate, materially and adversely affect the condition, financial or otherwise, businesses, prospects or assets of any Guarantor;

(i)    this Guaranty Agreement is made in furtherance of the purposes for which each Guarantor was incorporated and is necessary to promote and further the business interests of each Guarantor, and the assumption by each Guarantor of its obligations hereunder will result in direct financial benefits to such Guarantor; and

(j)    there do not exist, and to each Guarantor's knowledge, there is no pending filing of, liens against the property of any Guarantor arising from its failure to pay promptly when due all taxes, assessments and governmental charges.
ARTICLE II
GENERAL COVENANTS

Section 2.1.    (a) Guaranty of Payment. The Guarantors, jointly and severally, hereby absolutely and unconditionally guarantee to and for the benefit of the Authority, the Director and the Trustee, the full and prompt payment, when due (taking into account any grace or cure periods allowed under the Loan Documents or the other Operative Documents for the payment of amounts guaranteed), of all amounts due and payable by (i) the State of Ohio with respect to the Bonds, and (ii) the Authority under the Loan Agreement or any of the other Loan Documents (the “Guaranteed Loan Obligations”), including without limitation, the principal of, premium, if any, and interest on the Bonds, the principal of, premium, if any, and interest on the State Assistance Note, the principal of and interest on the State Loan Note and the principal of and interest on the LDI Loan Note and all Additional Payments and any other payments required to be made by the Authority under the Loan Agreement, when and as the same shall become due and payable, whether as regularly scheduled, at stated maturity or on an interest payment date, by or upon acceleration or redemption, or otherwise, and whether the same shall accrue before or after the filing of a proceeding under the Bankruptcy Code, and regardless of whether any such amount (or any part thereof) constitutes a claim allowable under Section 502 of the Bankruptcy Code in any case under the Bankruptcy Code in which the Authority is the debtor.

(b) Guaranty of Lease Performance. ATSG and AMES, jointly and severally, hereby absolutely, unconditionally, and irrevocably guarantee to and for the benefit of the Authority, the Director and the Trustee the full and prompt payment of all Base Rent and Additional Lease Agreement Payments and any and all other sums and charges payable by ATI under the Lease (collectively, the “Payment Obligations”), and hereby further guarantee the full and timely performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by ATI (the “Performance Obligations”, and together with the Payment Obligations, collectively, the “Guaranteed Lease Obligations”). Upon the occurrence of an Event of Default under the Lease, ATSG and AMES, jointly and severally, hereby covenant and agree with the Authority, the Director and the Trustee: (i) to make the due and full punctual payment of all Payment Obligations payable by ATI under the Lease; (ii) to effect prompt and complete performance of all and each of the Performance Obligations contained in the Lease on the part of ATI to be kept, observed and performed; and (iii) to indemnify and save harmless the Authority, the Director and the Trustee from any loss, costs or damages arising out of any failure by ATI to pay or perform any Guaranteed Lease Obligation including, without limitations, reasonable attorneys’ fees and costs of collection.

(c) Guaranty of Completion. ATSG hereby guarantees and agrees to and for the benefit of the Authority, the Director and the Trustee, to be surety for the performance by the Authority, ATI and AMES of all of the terms and provisions of the Lease, Loan Documents and other Operative Documents pertaining to the Authority’s, ATI’s and AMES’ obligations with respect to the construction and completion of the Project, Adjacent Hangar Demolition and Related Area Improvements (the “Guaranteed Construction Obligations”). Without limiting the generality of the foregoing, ATSG guarantees and provides assurances that: (A) construction of the Project, Adjacent Hangar Demolition and Related Area Improvements will commence and be completed within the time limits set forth in the Lease, Loan Documents and other Operative Documents; (B) the Project, Adjacent Hangar Demolition and Related Area Improvements will be constructed and completed in accordance with the Plans and Specifications and the other provisions of the Lease, Loan Documents and other Operative Documents, without substantial deviation therefrom unless approved by the Director and the Authority in writing; (C) the Project, Adjacent Hangar Demolition and Related Area Improvements will be constructed and completed free and clear of any mechanic’s liens, materialmen’s liens and other liens (other than the lien of the Mortgage); and (D) all costs of constructing the Project, Adjacent Hangar Demolition and Related Area Improvements (including, without limitation, any funding shortfalls and/or cost overruns, all permitting fees, licensing fees, amounts payable under construction contracts, subcontracts and supply contracts, and all amounts payable to architects, engineers and other design consultants) will be paid when due.

(d) Guaranteed Obligations. The Guaranteed Loan Obligations, Guaranteed Lease Obligations and Guaranteed Construction Obligations are sometimes herein collectively called the “Guaranteed Obligations.”

(e) No Guaranty of Certain Obligations.  Notwithstanding anything to the contrary in this Guaranty Agreement, with respect to the Authority only, the Guaranteed Obligations owed to the Authority hereunder will in no event extend to any financial obligations to the extent resulting from the negligent, willful or wanton acts or omissions of the Authority and/or its employees or agents (other than the Guarantors and their respective affiliates in their capacity as agents of the Authority).

Section 2.2.    Irrevocable and Unconditional. The obligations of the Guarantors under this Guaranty Agreement shall be irrevocable and in all events this Guaranty Agreement shall be (i) with respect to the Guaranteed Loan Obligations, an absolute, unconditional, present and continuing guaranty of payment and not collectability and shall remain in full force and effect, until an aggregate amount equal to the entire amount of the Guaranteed Loan Obligations shall have been paid, or provision therefor shall have been made, in accordance with the Loan Documents and the Operative Documents; and (ii) with respect to the Guaranteed Lease Obligations and the Guaranteed Construction Obligations, an absolute, unconditional, present and continuing guaranty of payment and performance and shall remain in full force and effect until the full payment and performance of all Guaranteed Lease Obligations and Guaranteed Construction Obligations; and the Guarantors’ obligations hereunder shall not be affected, modified or impaired by reason of the occurrence from time to time of any event, including without limitation, any one or more of the following, whether or not with notice to, or consent of, any of the Guarantors:

(a)    the assignment, pledge or mortgaging or the purported assignment, pledge or mortgaging of all or any part of the interest of the Authority, the Director or the Trustee in the Project or any failure of title with respect to the interest of the Authority, any Guarantor, the Construction Agent, the Director or the Trustee in the Project; or

(b)    the waiver of the performance or observance by the Authority, the Director, the Trustee or any Guarantor of any obligation, covenant or agreement contained in the Lease, any Loan Document or any Operative Document; or

(c)    the extension of the time for payment of the principal of, premium, if any, or interest on the State Assistance Note, the principal of or interest on the State Loan Note or the principal of or interest on the LDI Loan Note, or of the time for payment and performance of any other obligation, covenant or agreement under or arising out of this Guaranty Agreement, the Lease or any Loan Document or Operative Document; or

(d)    the modification or amendment of any obligation, covenant or agreement set forth in this Guaranty Agreement, the Lease, or any Loan Document or Operative Document; or

(e)    the taking or omission of any of the actions to which reference is made in this Guaranty Agreement or under the Lease, any Loan Document or Operative Document; or

(f)    any invalidity or unenforceability of any terms or provisions of any of the State Assistance Note, the State Loan Note, the LDI Loan Note, the Loan Agreement, this Guaranty Agreement, the Lease or any other Loan Document or Operative Document, or any loss or release or substitution of, or other dealing with, any security created by this Guaranty Agreement, the Loan Agreement, the Mortgage, the Lease, any other Loan Document or Operative Document; or

(g)    any failure, omission, delay or lack of diligence on the part of the Authority, the Director or the Trustee to enforce, assert or exercise any right, power or remedy conferred on any such party by this Guaranty Agreement, the Lease or any other Loan Document or Operative Document, or any other act or acts on the part of the Authority, the Director or the Trustee; or
(h)    the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor, the Director, the Trustee or the Authority or any of the assets of any of them, or any contest of the validity of the Guaranteed Obligations, this Guaranty Agreement, the Lease or any other Loan Document or Operative Document in any such proceeding; or

(i)    to the extent permitted by law, the release or discharge of the Construction Agent or any Guarantor from the performance or observance of any obligation, covenant or agreement contained in any Operative Document by operation of law; or

(j)    the default or failure of any Guarantor fully to perform any of its obligations set forth in any Operative Document; or

(k)    the failure of the Authority, the Director or the Trustee to give notice to any Guarantor of the occurrence of any Event of Default (except as otherwise required by the Operative Documents as a condition to create an Event of Default);

(1)    the compromise, settlement, release, discharge or termination of any or all of the obligations, covenants or agreements of the Authority, the Director or the Trustee under the Lease, any Loan Documents or Operative Documents, by operation of law or otherwise, except as may result from payment in full (or provision for the payment in full) of the Guaranteed Obligations;

(m)    the assignment of the Lease, or the subletting of the Premises by ATI, with or without the consent of the Authority;

(n)    the expiration of the Lease Term;

(o)    any holdover by ATI beyond the expiration or earlier termination of the Lease Term;

(p)    the rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding; or

(q)    any acquisition by the Director or any third-party purchaser of ATI’s leasehold estate in the Premises resulting from a foreclosure of the Mortgage, or a conveyance-in-lieu of such foreclosure.

Section 2.3.    No Set-off. No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (excepting payment in fact) any Guarantor has or may have, in its capacity as guarantor hereunder, or as Lessee or Construction Agent under the Lease, or otherwise, against the Authority, the Director or the Trustee shall limit or in any way affect the Guarantors’ obligations under Section 2.1.

Section 2.4.     (a) Failure to Pay Guaranteed Loan Obligations. If the Guarantors shall fail to pay any of the Guaranteed Loan Obligations when due hereunder, the party to which such amount is payable, alone or together with any other party, may proceed hereunder and shall have the right in its sole discretion to proceed first and directly against any Guarantor under this Guaranty Agreement, without proceeding against or exhausting any other remedies that it may have and without resorting to any other security or guaranty held by it, or without proceeding against any other guarantor; provided, however, that no such party shall have the right to take any action hereunder with respect to any Guarantor that would adversely affect the Project Debt and the taking of any such action shall not be inconsistent with the Intercreditor Agreement and shall be subject to the provisions thereof.

(b) Failure to Pay or Perform Guaranteed Lease Obligations. If ATSG or AMES shall fail to pay or perform any of the Guaranteed Lease Obligations when due, each of the Authority, the Director and the Trustee, acting alone or collectively, may proceed to enforce this Guaranty Agreement against ATSG or AMES, and shall have the right, in its sole discretion, to proceed first and directly against ATSG or AMES without exhausting any other remedies that it may have, and without resorting to any other security or guaranty held by it, or without proceeding against any other Guarantor or other party liable for those obligations.

(c) Failure to Pay or Perform Guaranteed Construction Obligations. If ATSG or AMES shall fail to pay or perform any of the Guaranteed Construction Obligations when due, each of the Authority, the Director or the Trustee, acting alone or collectively, may proceed to enforce this Guaranty Agreement against ATSG or AMES with respect to the performance of such Guaranteed Construction Obligations, and each shall have the right, in its sole discretion, to proceed first and directly against ATSG or AMES without exhausting any other remedies that it may have, and without resorting to any other security or guaranty held by it, or without proceeding against any other Guarantor or other party liable for those obligations.

Section 2.5.    Waiver of Notice. Each Guarantor hereby expressly waives notice from the Authority, the Director and the Trustee of any acceptance of and reliance upon this Guaranty Agreement by the Authority, the Director or the Trustee. The Guarantors, jointly and severally, agree to pay all of the reasonably related costs, expenses and fees, including all reasonable attorneys’ fees, that may be incurred by the Authority, the Director or the Trustee in enforcing or attempting to enforce this Guaranty Agreement following any default on the part of any Guarantor hereunder, whether the same shall be enforced by suit or otherwise. If any such fees and expenses are not so reimbursed, the amount thereof shall, to the extent permitted by law, constitute indebtedness guaranteed hereby, and in any action brought to collect such indebtedness, the Authority, the Director or the Trustee shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

Each of the Director, the Authority and the Trustee agrees to use reasonable efforts to provide notice to the Guarantors of the occurrence of an Event of Default under the Lease, any Loan Document or Operative Document to which it is a party; provided that, any failure of the Director, the Authority or the Trustee to provide that notice shall not have any impact on the Guarantors’ obligations under this Guaranty Agreement.

Section 2.6.    Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Authority, the Director or the Trustee, no Guarantor shall (a) be entitled to be subrogated to any of the rights of the Authority, the Director or the Trustee or any other guarantor, in any collateral security or guaranty or right of set-off held by the Authority, the Director or the Trustee, for the payment of any amounts due in respect of the Guaranteed Obligations, or (b) seek any reimbursement or contribution from the Authority, the Director or the Trustee, or any other guarantor, in respect of any payment, set-

off or application of funds made by any Guarantor hereunder. However, any payment of a Guaranteed Loan Obligation made by any Guarantor hereunder shall be credited against ATI’s obligations as Lessee under the Lease, to the extent such payments satisfy obligations of the Authority which would have been required to be paid from payments which ATI failed to make, as Lessee, in accordance with the Lease.

Section 2.7.    Corporate Existence. (a) No Person shall acquire shares of ATSG entitling such person to exercise a majority of the voting power of ATSG in the election of directors without the prior written consent of the Director, which consent shall not be unreasonably withheld or delayed provided, however, that ATSG or any parent entity may, without violating the agreement contained in this section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into ATSG or any parent entity, or sell, transfer or otherwise dispose of all, or substantially all, of ATSG’s or any parent entity’s assets and thereafter dissolve if (i) the surviving, resulting or transferee entity, as the case may be, of ATSG, if any, assumes in writing all of the obligations of ATSG as a Guarantor under this Guaranty (if such surviving, resulting or transferee entity is other than ATSG); and (ii) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein.

(b) No Guarantor, other than ATSG, shall sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into any such Guarantor, permit any change in the state, province or other jurisdiction of incorporation or organization of any such Guarantor; provided, however, that a Guarantor may, without violating the agreement contained in this subsection, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into such Guarantor, or sell, transfer or otherwise dispose of all, or substantially all, of such Guarantor’s assets and thereafter dissolve if either (a) the written consent of the Director is obtained, which consent shall not be unreasonably withheld, conditioned or delayed; or (b)(i) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of such Guarantor hereunder (if such surviving, resulting or transferee entity is other than such Guarantor); and (ii) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State of Ohio or duly qualified to do business therein, and has a net worth of not less than that of such Guarantor immediately prior to such disposition, consolidation or merger, transfer or change of form.

Section 2.8.    Indemnification by the Guarantors. The Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Director, the Treasurer, the State, the Authority and the Trustee (including any member, officer, director or employee thereof) (collectively, the “Indemnified Parties”) against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against an Indemnified Party arising or resulting from, or in any way connected with (i) financing, acquisition, construction, installation, operation, use or maintenance of the Project, (ii) any act, failure to act or misrepresentation by any Guarantor in connection with, or in the performance of any obligation on any Guarantor’s or the Authority’s part to be performed, related to the issuance, sale and delivery of the Bonds, under the Loan Agreement, under the Trust Agreement, under the Lease or under any of the other Operative Documents; or (iii) an act or failure to act or misrepresentation by any Guarantor or the Authority in connection with, or in the performance of any obligation on any Guarantor’s, or the Authority’s part to be performed, related to, the State Assistance, the State Loan, the LDI Loan or the Lease. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Guarantors. Any Guarantor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by such Guarantor or Guarantors, and acceptable to the Director; but if such Guarantor or Guarantors shall elect not to assume such defense, such Guarantor or Guarantors shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied, in their reasonable discretion, with the selection of counsel by a Guarantor, a new mutually agreeable counsel shall be retained at the expense of such Guarantor. Each Indemnified Party agrees that the Guarantors shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the fees and expenses of such counsel shall be at the expense of the Guarantors if: (i) the employment of counsel by such Indemnified Party has been authorized by any Guarantor, (ii) there reasonably appears that there is a conflict of interest between any Guarantor and the Indemnified Party in the conduct of the defense of such action (in which case no Guarantor shall have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) no Guarantor shall in fact have employed counsel to assume the defense of such action. The Guarantors, jointly and severally, shall also indemnify the Indemnified Parties from and against all costs and expenses, including reasonable attorneys’ fees, lawfully incurred in enforcing any obligations of the Authority under the Loan Documents, ATI under the Lease or any Guarantor under this Guaranty or any of the other Operative Documents. The obligations of the Guarantors under this Section shall survive the expiration or termination of the Lease and the termination of the Loan Documents and the Operative Documents and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise. In the event any Indemnified Party seeks indemnification under this Section, such Indemnified Party will inform the Guarantors of a claim as soon as reasonably practicable after it receives notice of the claim, will permit the Guarantors to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and will cooperate as requested (at the expense of the Guarantors) in the defense of the claim. Notwithstanding anything to the contrary in this Guaranty or any other Loan Document, with respect to the Authority only, the Guarantors’ indemnification of the Authority hereunder shall in no event extend to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses to the extent that they result from the negligent, willful or wanton acts or omissions of the Authority and/or its employees or agents (other than the Guarantors and their respective affiliates in their capacity as agents of the Authority) .

Section 2.9.    Events of Default. An “Event of Default” hereunder shall mean:

(a)    any default by any Guarantor in the payment of any amount or the performance of any obligation due under Section 2.1, or any breach by any Guarantor of its obligations under Section 2.7 or 2.8 shall occur;

(b)    the occurrence of an Event of Default under the Lease, any Loan Document or Operative Document other than this Guaranty Agreement;

(c)     ATSG shall fail to pay any Indebtedness of ATSG outstanding under the Senior Loan Agreement (as defined in the Loan Agreement) and such failure shall continue after the applicable cure or grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable cure or grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(d)    any representation, warranty or statement made by any Guarantor herein or in the Lease, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall be false or misleading in any material respect on the date as of which made or deemed made;

(e)    any default by any Guarantor in the performance or observance of any other covenant or agreement contained herein, which default shall continue for thirty (30) days or more after the earlier to occur of actual knowledge of such default by the Authorized Lessee Representative, or notice to such Guarantor from the Authority, the Director or the Trustee; or

(f)    any Guarantor shall: (i) admit in writing its inability to pay its debts generally as such debts become due; (ii) (A) commence a voluntary bankruptcy case concerning it or (B) have an involuntary bankruptcy case commenced against it and either have an order of insolvency or reorganization entered against it or have the case remain undismissed and unstayed for 90 days; (iii) commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect and either have an order entered against it thereunder or remain undismissed or unstayed for 90 days or there is commenced against it any such proceeding which remains undismissed or unstayed for 90 days; (iv) be adjudicated insolvent or bankrupt; (v) make a general assignment for the benefit of creditors; (vi) have a receiver, trustee or custodian appointed for the whole or any substantial part of its property or a receiver, trustee or custodian or any other officer or representative of the court or of creditors, or any court, government officer or agency shall take and hold possession of any substantial part of its property; or (vii) take any other action for the purpose of effecting the foregoing.

ARTICLE III
NOTICE AND SERVICE OF PROCESS, PLEADINGS AND OTHER PAPERS

Section 3.1.    Jurisdiction. Each Guarantor covenants and agrees that such Guarantor is subject to service of process in the State, and that such Guarantor will remain so subject to that service of process so long as it has any remaining obligations under this Guaranty Agreement. If any Guarantor should not be subject to that service of process for any reason, such Guarantor designates and appoints as its agent, without power of revocation, the Secretary of State of Ohio, Columbus, Ohio 43266-0418, upon whom shall be served all process, pleadings, notices or other papers that may be served upon such Guarantor, as a result of such Guarantor’s covenants, agreements and obligations under this Guaranty Agreement. Each Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State and waives any defenses thereto.

Section 3.2.     Service of Process; Notice. Any process, pleadings, notices or other papers served upon any agent appointed in the preceding Section shall be sent at the same time by registered or certified mail, postage prepaid, to the Guarantors at the Notice Address of the Lessee under the Lease. Each Guarantor agrees that any notice given to the Guarantors at the Notice Address of the Lessee under the Lease, given in accordance with the terms of the Lease, will constitute notice to both Guarantors pursuant to this Guaranty Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1.    Notice of Acceptance. Notice of acceptance of this Guaranty Agreement and notice of the execution and delivery of any other instrument to which reference is made in this Guaranty Agreement, are hereby waived by the Guarantors.

Section 4.2.    Reinstatement. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations to be paid, is rescinded or must otherwise be restored or returned by the Authority, the Director, the Trustee or any Guarantor, or otherwise, all as though such payment had not been made. The provisions of this paragraph shall survive the termination of other provisions of this Guaranty Agreement.

Section 4.3.    Term. This Guaranty Agreement shall remain in full force and effect until payment and performance in full of all Guaranteed Obligations, including all amounts payable under the Lease, the Loan Documents and the Operative Documents with respect to those obligations, and all other obligations of the Guarantors under this Guaranty Agreement have been performed in full in accordance with the provisions of this Guaranty Agreement. Upon the termination of Guarantors’ obligations with respect to the Guaranteed Obligations, either:

(i)	the Director, with the prior written consent of the Authority, such consent not to be unreasonably withheld, conditioned or delayed; or

(ii)	the Authority, to the extent this Guaranty Agreement is then held by the Authority,

shall mark this Guaranty Agreement “CANCELLED” and return it to Guarantors.

Section 4.4.    Severability. In case any provision of this Guaranty Agreement or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and any other application thereof shall not in any way be affected or impaired thereby.

Section 4.5.    Obligations. The obligations of the Guarantors hereunder shall arise absolutely and unconditionally when any of the Project Debt shall have been issued, sold and delivered by the Authority and the proceeds thereof delivered in accordance with the terms of the Loan Documents.

Section 4.6.    Remedies. No remedy conferred upon or reserved to the Authority, the Director or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or any other Operative Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority, the Director or the Trustee to exercise any remedy reserved to it in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by any Guarantor and thereafter duly waived by the Authority, the Director and the Trustee such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Authority, the Director and the Trustee.

Section 4.7.    Binding Effect. This Guaranty Agreement may be amended to the same extent and upon the same conditions that the Lease may be amended by a written agreement signed by the parties hereto. Nothing contained herein shall permit, or be construed as permitting, any amendment, change or modification of this Guaranty Agreement that would (a) reduce the amounts payable by the Guarantors hereunder, (b) change the time or times for payment or performance of the Guaranteed Obligations by the Guarantors hereunder, or (c) change the unconditional nature of the Guaranty Agreement herein contained.

Section 4.8.    Entire Agreement. This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter hereof, and may be executed simultaneously in several counterparts, each of which shall be regarded as an original, and all of which together shall constitute but one and the same instrument.

Section 4.9.    Separate Agreement. This Guaranty Agreement constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty Agreement nor the obligations of the Guarantors hereunder shall, under any circumstance or in any legal proceeding, be deemed to have merged into or with any other agreement or obligations of any Guarantor.

Section 4.10.    Applicable Law. This Guaranty Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

Section 4.11.    Time of the Essence. Time shall be deemed of the essence under this Guaranty Agreement.

Section 4.12.    No Jury Trial. Each party to this Guaranty Agreement, to the extent permitted by law, hereby irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among or between the parties hereto arising out of, in connection with, related to, or incidental to the relationship established among the parties in connection with this Guaranty Agreement. This waiver shall not in any way affect, waive, limit, amend or modify the ability of any party hereto to pursue any remedies contained in this Guaranty Agreement, the other Operative Documents or any other agreement or document related hereto.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be executed in its name and on its behalf, and the Director, the Trustee and the Authority, by their respective officers or representatives, have acknowledged their acceptance of this Guaranty Agreement, all as of the day and year first above written.

THE DIRECTOR OF DEVELOPMENT SERVICES AGENCY OF THE STATE OF OHIO	AIR TRANSPORT SERVICES GROUP, INC.

By: /s/ M. Beth Trombold _ .	By: /s/ W. Joseph Payne .
Beth Trombold .	W. Joseph Payne .
Assistant Director .	Sr Vice President, Corporate General Counsel and Secretary .

THE HUNTINGTON NATIONAL BANK	AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.
as Trustee, Rent Collection Agent and Disbursing Agent

By: /s/ Michelle D. Harmon .	By: /s/ W. Joseph Payne .
Michelle D. Harmon .	W. Joseph Payne .
Trust Officer .	Vice President and Secretary .

CLINTON COUNTY PORT AUTHORITY	AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

By: /s/ David C. Hockaday .	By: /s/ W. Joseph Payne .
David C. Hockaday .	W. Joseph Payne .
Chairman .	Manager .

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